                                                                   EXHIBIT 10.18



[IBM LOGO]

SURPLUS PC RESELLER PROFILE
-------------------------


We welcome you as an IBM Surplus PC Reseller.

This Profile covers the details of your approval to market our Products to Customers. Like you, we are committed to providing the highest quality Products to the Customer. As our reseller please let us know if you have any questions or problems with our Products.

By signing below, each of us agrees to the terms of the following (collectively called the "Agreement"):

               (a) this Profile; and

               (b) Surplus PC Reseller General Terms (Z125-5143-04 04/95)

This Agreement and its applicable Transaction Documents are the complete agreement regarding this relationship, and replace any prior oral or written communications between us. Once this Profile is assigned, 1) any reproduction of this Agreement or a Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Products you order and Services you perform under this Agreement are subject to it.



Revised Profile (yes/no):     no                   Date received by IBM:   Apr 08 1999
                          ----------                                     ---------------

Agreed to:  (IBM Reseller name)                    Agreed to:
Evertek Computer Products                          International Business Machines Corporation



By:  /s/ Frank Segler                              By  /s/ James K. Rooney
   -----------------------------------                -----------------------------------
     Authorized signature                              Authorized signature



Name (type or print):  Frank Segler                Name (type or print)  James K. Rooney

Date:  4-1-99                                      Date:  Apr 08 1999

IBM Reseller address:                              IBM Office address:
Evertek Computer Products                          3039 Cornwallis Road
Oceanside, CA  92056                               Research Triangle Park, NC  27709





--------------------------------------------------------------------------------
        After signing, please return a copy of this Profile to the local
                       "IBM Office Address" shown above.
--------------------------------------------------------------------------------

                                 DETAILS OF OUR RELATIONSHIP


1.  CONTRACT-PERIOD START DATE (MONTH/YEAR):  05/99              DURATION (MONTHS): 12
                                             -------                                ---
    The start date is always the first day of a month. The start date does not change with a revised Profile.

2.  RELATIONSHIP APPROVAL:

                                                 APPROVED
   APPROVED RELATIONSHIP                         (YES/NO)                 ATTACHMENT

   1)  Surplus PC Reseller                          yes
                                                ----------
   THE FOLLOWING OFFERING HAS ADDITIONAL
   TERMS IN THE ATTACHMENT:

   1)  Electronic Data Interchange                  no                    Z-125-5207-00 03/94
                                                ----------

3.  PRODUCT APPROVAL:


   SYSTEM UNITS, INCLUDING THEIR                 APPROVED TO MARKET
   ASSOCIATED PROGRAMS AND PERIPHERALS           (YES/NO)

   1)  IBM PC                                      yes
                                                 -------
   2)  IBM PC Server                               yes
                                                 -------
   3)  Thinkpad                                    yes
                                                 -------
   4)  Aptiva                                      yes
                                                 -------


    OTHER

   1)  Visual Products                             yes
                                                 -------
   2)  Features and Options                        yes
                                                 -------
   3)  Parts                                       yes
                                                 -------



    EXCLUSIONS, IF APPLICABLE:

    Although included by reference above, you are not approved for these individual Products.

    NONE
    --------------------------  --------------------------  --------------------------
    --------------------------  --------------------------  --------------------------
    --------------------------  --------------------------  --------------------------
    --------------------------  --------------------------  --------------------------

4.  SHIP TO LOCATIONS:

TOTAL NUMBER OF LOCATIONS LISTED IN THIS PROFILE:   1
                                                  -----

Loc.  ID.          Ship to Location (street address, city, state, zip code)

98968              2604 TEMPLE HEIGHTS DR.
                   OCEANSIDE, CA  92056

IBM logo SURPLUS PC RESELLER AGREEMENT
GENERAL TERMS
--------------------------------------------------------------------------------




                                TABLE OF CONTENTS


               Section       Title                                          Page

               1.     Definitions..............................................2
               2.     Agreement Structure .....................................2
               3.     Our Relationship.........................................3
               4.     Status Change............................................5
               5.     Export of Products.......................................5
               6.     Federal Reporting Requirements...........................5
               7.     Ordering and Delivery....................................5
               8.     Production Status........................................6
               9.     Product Returns..........................................6
               10.    Prices and Price Changes.................................6
               11.    Invoicing, Payment, and Taxes............................6
               12.    Title....................................................7
               13.    Risk of Loss.............................................7
               14.    Engineering Changes......................................8
               15.    Programs.................................................8
               16.    Installation and Warranty................................8
               17.    Warranty Service.........................................9
               18.    Patents and Copyrights...................................9
               19.    Liability...............................................10
               20.    Trademarks..............................................10
               21.    No Property Rights......................................11
               22.    Changes to the Agreement Terms..........................11
               23.    Ending the Agreement....................................11
               24.    Waiver of Noncompliance.................................11
               25.    Electronic Communications...............................12
               26.    Geographic Scope........................................12
               27.    Governing Law...........................................12

IBM logo SURPLUS PC RESELLER AGREEMENT
GENERAL TERMS


1.      DEFINITIONS


        CUSTOMER is either an End User or a reseller. A reseller may market to other resellers or to End Users.


        CUSTOMER-SET-UP MACHINE is an IBM Machine that you (or your Customer) set up according to our instructions.


        END USER is anyone, unaffiliated with you, who acquires Products for its own use and not for resale.


        MACHINE is a surplus IBM or non-IBM machine, its features, conversions, upgrades, elements, accessories, cables, or any combination of them, that we may from time to time provide to you, and that we approve you to provide to your Customers.


        PART is a surplus IBM or non-IBM repair or replacement part, field replacement unit, manufacturing part, sub-assembly, sub-field replacement unit, or component, that we may from time to time provide to you, and that we approve you to provide to your Customers.


        PRODUCT is a Machine, Part, or Program.


        PROGRAM is an IBM or non-IBM licensed program, provided by us, that we approve you to provide to your Customers. The term "Program" does not include Licensed Internal Code.

2.      AGREEMENT STRUCTURE

        PROFILES

        We specify the details of our relationship (for example, the Products we approve you to remarket) in a document called a "Profile." Each of us agrees to the terms of the Profile, and the Surplus PC Reseller General Terms, (collectively called the "Agreement"), by signing the Profile.


        TRANSACTION DOCUMENTS

        We will provide to you the appropriate "Transaction Documents" that confirm the details of your order or provide additional information about our relationship. The following are examples of Transaction Documents, with examples of the information they may contain:

        1.     invoices (item, quantity, price, and amount due);

        2. exhibits (eligible Products, warranty information, and other Product-specific information). We may change the terms of an exhibit on written notice; and

        3. offer and/or acknowledgement forms (offer made by you to us, including Product and prices, and acknowledgement by us of acceptance of the offer).

        CONFLICTING TERMS

        If there is a conflict among the terms in the various documents, those of a Profile prevail over those of the Surplus PC Reseller General Terms. The terms of a Transaction Document prevail over both of the documents.

        OUR ACCEPTANCE OF YOUR ORDER

        A Product becomes subject to this Agreement when we accept your order by:

        1.     sending you a Transaction Document; or

        2.     providing the Product to you.

        ACCEPTANCE OF THE TERMS IN A TRANSACTION DOCUMENT

        You accept the terms in a Transaction Document by doing any of the following:

        1.     signing it;

        2.     accepting the Product described in the Transaction Document;

        3.     providing the Product to your Customer; or

        4.     making any payment for the Product.

3.      OUR RELATIONSHIP

        MUTUAL RESPONSIBILITIES

        Each of us agrees that under this Agreement:

        1. you are an independent contractor. Neither of us is a legal representative or agent of the other. Neither of us is legally a partner of the other (for example, neither of us is responsible for debts incurred by the other), and you are not our employee or franchisee;

        2. each of us is free to enter into similar agreements with others, to market competitive Products, and to conduct its business in whatever way it chooses, provided there is no conflict with this Agreement. We may increase or decrease the number of our remarketers, the types of distribution channels, and the number of participants in such channels;

        3. each of us is free to establish its own prices and terms, and neither of us will discuss its customer prices and terms in the presence of the other;

        4. all information exchanged is nonconfidential. If either of us requires the exchange of confidential information, it will be made under a signed confidentiality agreement;

        5. if we provide you with access to our information systems, it will be only in support of your approved marketing activities. Programs associated with these systems are subject to the terms of their applicable license agreements, except that you may not transfer them; and

        6. neither of us will bring a legal action against the other more than two years after the cause of action arose.

        YOUR OTHER RESPONSIBILITIES

        You agree not to do any of the following:

        1. assign, or otherwise transfer, this Agreement or your rights under it, delegate your obligations, or appoint another reseller (including a related company) or agent to represent you or to market our Products, without our prior written consent. Any attempt to do so is void;

        2. assume or create any obligations on our behalf, or make any representations or warranties about us or our Products, other than those we authorize;

        3. conduct your business in a way (for example, failure to maintain the highest quality professionalism in all your dealings with Customers) that adversely affects our reputation or goodwill; or

        4. disassemble personal computers and displays for the purpose of resale.

        You agree to:

        1. be responsible for Customer satisfaction with our Products and all your related activities;

        2. provide us with relevant financial information about your business enterprise on request;

        3. furnish sales receipts to your Customers before or upon delivery of Products. You agree to specify on the sales receipt your Customer's name and address, the Machine type/model and serial number, the shipped-to or installed location, and date of sale;

        4. provide us with any Customer documents we require, within 10 days of the applicable transaction (for example, End User signing our license agreement);

        5. provide us with sales and inventory information for our Products on request;

        6. retain records by location of each Product transaction (for example, a sale or credit) for five years. Records must include (as applicable) Machine type/model and serial number, and Customer name and address;

        7.     assist us in tracing and locating Products;

        8. provide us with sufficient, free, and safe access to your facilities, at a mutually-convenient time, for us to fulfill our obligations. If you become aware of any unsafe conditions or hazardous materials to which our personnel would be exposed at any of your facilities, you agree to notify us promptly;

        9. comply with our guidelines regarding the distribution of information we provide to you; and

        10. comply with all laws and regulations (such as those governing consumer transactions and environmental protection).

        You may use or sell Parts for the purpose of assembling them into a higher level of assembly (for example a machine, feature, or accessory). However, you agree that you may not represent 1) that the result of such assembly is an IBM genuine or original Machine or that it has been assembled or manufactured by IBM or 2) any Part as a genuine or original IBM Part if it has been remanufactured, reworked, or in any manner changed. When marketing Parts to resellers, you agree to make them aware of these responsibilities.

        MARKETING OF PRODUCTS TO RESELLERS

        When you market to resellers, you agree to:

        1.     distribute Products fairly;

        2. use your best efforts to ensure that for each Product a reseller markets, it retains the required records, and provides the applicable license agreement and sales receipt; and

        3.     identify your resellers to us in writing, on our request.

        OUR REVIEW OF YOUR COMPLIANCE WITH THIS AGREEMENT

        We may periodically review your performance under this Agreement. You agree to provide us with relevant records on request. We have the right to reproduce them, retain the copies, and audit your compliance with this Agreement on your premises during your normal business hours. We may use an independent auditor for this.

4.      STATUS CHANGE

        You agree to give us prompt written notice (unless precluded by law or regulation) of any change, or anticipated change, in your financial condition, business structure, or operating environment (for example, a material change in equity ownership or management, or any change to information supplied in your application). Such change or failure to give notice may result in termination of this Agreement.

5.      EXPORT OF PRODUCTS

        If a Machine or Part is exported, our responsibilities under this Agreement no longer apply to that Machine or Part. You agree to comply with, and use your best efforts to ensure that your Customer complies with United States export laws and regulations, and any import requirements of the destination country.

        Our Programs may not be exported.

6.      FEDERAL REPORTING REQUIREMENTS

        To comply with Federal law, you agree not to employ or compensate any individuals to perform activities under this Agreement (without our prior written approval) who were, within the last two years:

        1.     members of the armed forces in a pay grade of 0-4 or higher; or

        2. civilians employed by the Department of Defense with a pay rate equal to, or greater than, the minimum rate for a grade GS-13.

        You agree to provide us with any information that we need to comply with this law.

7.      ORDERING AND DELIVERY

        We accept orders for Products subject to their availability.

        We will mutually agree to a location to which we ship Products. We will use reasonable efforts to meet your requested delivery dates for Products you order from us.

        We select the method of transportation. You agree to pay all associated charges for the Products we ship. You agree to notify us within 20 days of receipt, of any discrepancies between our shipping manifest and the Products received from us. We will work with you to reconcile any differences.

        Once you place an order for a Product, unless we postpone its shipment for more than 15 days after our receipt of your order, you may not cancel it.

        DELAYED SHIPMENT OF A PRODUCT

        Circumstances may arise where we delay the shipment of a Product due to our inability to meet the original estimated shipment date. If this delay causes the estimated shipment date to be after the end of your contract period, the terms of this Agreement apply to that Product. It will be treated as if you had acquired it during the contract period.

8.      PRODUCTION STATUS

        We will specify a Machine's production status, which means that a Machine may be new, or may be a refurbished Machine that had been previously installed. You agree to accurately represent a Machine's production status to Customers.

        A Machine may be currently marketed, withdrawn from marketing, or unannounced.

        You also agree to inform your Customer that a Part you provide may be either new or used. However, when we specify the Part we provide to you is a used Part, you agree to inform your Customer that it is a used Part.

9.      PRODUCT RETURNS

        You may only return a Machine to us if it is not in working order (commonly called "DOA").

        If more than 5% of the Parts we ship in an order are defective or not in working condition, you may either return all the Parts in the order to us or only the affected portion of the order. We will inspect the returned Parts and reserve the right to reject them if they do not qualify. In such event, we will return them to you at your expense. You may request either a credit or replacement of the Parts (subject to availability) for the returned Parts.

        Prior to returning Products to us (under this Section) you must request a return authorization from us within 30 days of the date of our invoice to you.

10.     PRICES AND PRICE CHANGES

        We will specify the price for each Product. Once you have placed your order for a Product, we will not reduce the price to you, even if we subsequently decrease the price for such Product.

        ADDITIONAL CHARGES

        Depending on the circumstances, additional charges may apply. For example, if we perform a mutually agreed-upon service for you, we may charge an additional amount.
        We will notify you in advance if these charges apply.

11.     INVOICING, PAYMENT, AND TAXES

        You agree to pay as we specify. We may offset any amounts due you against amounts due us or any of our subsidiaries.

        You agree to pay amounts equal to any applicable taxes resulting from any transaction under this Agreement. This does not include taxes based on our net income. You are responsible for personal property taxes for each Product from the date we ship it to you.

        You agree to provide us with valid reseller-exemption documentation for each applicable taxing jurisdiction to which we ship Products. Otherwise, we will charge you all applicable state and local taxes or duties. You agree to notify us promptly if this documentation is revoked or modified. You are liable for any claims or assessments that result from any taxing jurisdiction refusing to recognize your exemption.

        FAILURE TO PAY ANY AMOUNTS DUE

        If your account becomes delinquent, you agree that we may do one or more of the following:

        1. impose a finance charge, up to the maximum permitted by law, on the delinquent portion of the balance due;

        2. repossess any Products. If we do so, you agree to pay all expenses associated with repossession and collection, including reasonable attorney's fees. You agree to make the Products available to us at a site that is mutually convenient;

        3.     terminate this Agreement; or

        4.     pursue any other remedy available at law.

        In addition, if your account with any of our subsidiaries becomes delinquent, we may invoke any of these options allowable by law.

12.     TITLE

        We transfer title to you when the Machine or Part is shipped by us, or when either is picked up by you at our distribution point.

        Any prior transfer of title to a Machine or Part to you is void from its inception when 1) it is accepted as a returned Machine or Part or 2) the End User finances a Machine through the IBM Credit Corporation.

        We do not transfer title to Programs.

        PURCHASE MONEY SECURITY INTEREST

        We reserve a purchase money security interest in a Machine or Part and you grant us a purchase money security interest in your proceeds from the sale of, and your accounts receivable for, a Product, until we receive the amounts due, Upon our request, you agree to sign an appropriate document (for example, a "UCC-1") to permit us to perfect our purchase money security interest.

        END USER LEASE FINANCING

        If an End User obtains a lease for a Machine for legitimate financing purposes, you may transfer title to the Machine to the lessor. You may finance End Users' Product acquisitions.

13.     RISK OF LOSS

        We bear the risk of loss for a Product until its shipment from us or until it is picked up by you at our distribution point.

14.     ENGINEERING CHANGES

        You agree to allow us to install, at a mutually-convenient location, mandatory engineering changes (such as those required for safety) on all Machines in your inventory, and to use your best efforts to enable us to install such engineering changes on your Customers' Machines. Mandatory engineering changes are installed at our expense and any removed parts become our property.

        During the warranty period, we manage and install engineering changes at your location.

15.     PROGRAMS

        Programs (called "Program Packages") are licensed under the terms of the agreements provided with them.

        You agree to refund the amount paid for:

        1. an IBM Program Package returned to you because the End User does not accept the terms of the license (for example, by not opening the media envelope); and

        2. any defective IBM Program returned to you under the terms of its warranty. In either case, you may return the IBM Product to us, at our expense, for credit.

16.     INSTALLATION AND WARRANTY

        For a Machine to function properly, it must be installed in a suitable physical environment. We provide instructions to enable the setup of Customer-set-up Machines. We are not responsible for the installation of Programs or non-IBM Machines.

        With each IBM Machine we ship, we include a copy of our statement of limited warranty. We will provide a copy to you. You agree to make a copy available to the End User for review before the sale. You further agree to provide a copy to your resellers and require the resellers to make it available to their customers for review before a sale.

        OTHER THAN AS SET FORTH IN THE SECTION ABOVE ENTITLED "PRODUCT RETURNS", PARTS ARE SOLD TO YOU "AS-IS," WITHOUT ANY WARRANTY, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        We also provide non-IBM Products on an "AS IS" basis. However, non-IBM manufacturers, suppliers, or publishers may provide their own warranties to you.

        We calculate the expiration of an IBM Machine's warranty period from the date of the invoice to the End User.

17.     WARRANTY SERVICE

        You are not approved to provide Warranty Service. The End User may acquire Warranty Service directly from IBM for those Products for which we provide Warranty Service. When we provide Warranty Service, we do so during the warranty period at no charge to keep the IBM Machine in, or restore it to, good working order.

        WARRANTY SERVICE FOR PARTS AND NON-IBM PRODUCTS

        For Parts, non-IBM Products that we do not warrant, and other non-IBM equipment that a Customer may reasonably believe is warranted by us, you agree to inform your Customer that we do not warrant them.

18.     PATENTS AND COPYRIGHTS

        For purposes of this section only, the term "Product" includes Licensed Internal Code but does not include Parts.

        If a third party claims that a Product we provide under this Agreement infringes that party's patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that you:

        1.     promptly notify us in writing of the claim; and

        2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

        If such a claim is made or appears likely to be made, about a Product in your inventory, you agree to permit us to either enable you to continue to market and use the Product, or to modify or replace it. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you an appropriate credit, as we determine, which will be either 1) the price you paid us for the Product or 2) the depreciated price.

        This is our entire obligation to you regarding any claim of infringement.

        CLAIMS FOR WHICH WE ARE NOT RESPONSIBLE

        We have no obligation regarding any claim based on any of the following:

        1. your modification of a Product, or a Program's use in other than its specified operating environment;

        2. the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or

        3. infringement by a non-IBM Product alone, as opposed to its combination as part of a system of Products that we provide.

19.     LIABILITY

        Circumstances may arise where, because of a default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply.

        OUR LIABILITY

        We are responsible for:

        1. payments referred to in our patent and copyright terms described above;

        2. bodily injury (including death), and damage to real property and tangible personal property caused by our Products; and

        3. the amount of any other actual loss or damage, up to the greater of $25,000 or the charges for the Product that is the subject of the claim.

        ITEMS FOR WHICH WE ARE NOT LIABLE

        Under no circumstances are we liable for any of the following:

        1. third-party claims against you for losses or damages (other than those under the first two items above);

        2.     loss of, or damage to, your records or data; or

        3. economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility.

        At the end of this Agreement, you agree to:

        1. pay for or return to us, at our discretion, any Products for which you have not paid; and

        2. allow us, at our discretion, to repurchase any other Products in your possession or control at the price you paid us.

        Products to be returned must be in the condition in which we shipped them to you (for example a Product shipped to you in new condition can not be returned to us in used condition). Products to be returned must be in your inventory (or in transit from us) on the day this Agreement ends. We will inspect the Products and reserve the right to reject them. You agree to pay all shipping charges.

        At the end of this Agreement, you must immediately pay us all amounts due. We may offset any amounts due you against amounts due us or any of our subsidiaries. Any terms of this Agreement, which by their nature extend beyond the day this Agreement ends, remain in effect until fulfilled, and apply to respective successors and assignees.

        We may permit you to continue to provide Products after this Agreement ends. If we do so, you agree to provide those Products under the terms of this Agreement.

24.     WAIVER OF NONCOMPLIANCE

        Failure by either of us to insist on strict performance or to exercise a right when entitled, does not prevent us from doing so at a later time, either in relation to that default or any subsequent one.

25.     ELECTRONIC COMMUNICATIONS

        Each of us may communicate with the other by electronic means. Each of us agrees to the following for all electronic communications:

        1. an identification code (called a "USERID") contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;

        2. an electronic document that contains a USERID is a signed writing; and

        3. an electronic document, or any computer printout of it, is an original when maintained in the normal course of business.

        ELECTRONIC DATA INTERCHANGE

        We may provide Electronic Data Interchange (called "EDI") Options to you. Electronic invoicing and electronic payment are examples of these Options. When using EDI Options, each of us agrees:

        1. when a bank is involved, to pay our respective bank charges and to promptly notify the other of any changes to the bank payment process; and

        2. to promptly notify the other of any changes to the technology, process, or information upon which the EDI transactions are based.

        We will review with you the respective responsibilities for the EDI Option you choose.

26.     GEOGRAPHIC SCOPE

        All your rights and all our obligations are valid only in the United States and Puerto Rico.

27.     GOVERNING LAW

        The laws of the State of New York govern this Agreement.

        YOUR LIABILITY

        In addition to damages for which you are liable under law and the terms of this Agreement, you will indemnify us for claims by others made against us (particularly regarding statements, representations, or warranties not authorized by us) arising out of your conduct under this Agreement or as a result of your relations with anyone else.

20.     TRADEMARKS

        We will provide you with advertising guidelines for our logos, trade and service marks, trade names, emblems, and titles (collectively called "Trademarks"). We will notify you in writing of the title you are approved to use. You may use the Trademarks only as described in the guidelines and only in association with the Products we approve you to market. However, you may not use Trademarks in conjunction with the sale of Parts. This restriction also applies to the use of the IBM name in your advertising and promotional material.

        On our request, you agree to change or stop using any advertising or promotional material that does not comply (as we determine) with our guidelines or this Agreement. When this Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees that we incur in getting you to stop.

        You agree that any goodwill attaching to our Trademarks as a result of your use of them belongs to us. You agree not to register or use any mark that is confusingly similar to any of our Trademarks.

21.     NO PROPERTY RIGHTS

        Your rights under this Agreement are not property rights and, therefore, you cannot transfer them to anyone else or encumber them in any way. For example, you may not sell your authorization to market our Products or your right to use our Trademarks.

22.     CHANGES TO THE AGREEMENT TERMS

        In order to maintain flexibility in our relationships, we may change the terms of this Agreement by giving you one month's written notice. However, these changes are not retroactive. They apply as of the effective date we specify in the notice. Otherwise, for a change to be valid, both of us must sign it. Additional or different terms in any order or written communication from you are void.

23.     ENDING THE AGREEMENT

        This Agreement ends when terminated or when the contract period ends.

        You may terminate this Agreement, with or without cause, on one month's written notice.

        We may terminate this Agreement, with or without cause, on one month's written notice. If the termination is for cause, we may (at our discretion) allow you a reasonable opportunity to cure. If you fail to do so, the date of termination is that specified in the notice. However, certain acts or omissions are so serious as to warrant immediate termination. If you repudiate this Agreement, materially breach any of its terms, or make any material misrepresentation to us, we may terminate this Agreement at any time, on written notice. Examples of a material breach are violation of our status-change terms, violation of our trademark terms, altering any markings on a Machine which describe its production status, and failure to maintain Customer satisfaction. You agree that our only obligation is to provide the notice called for in this section and we are not liable for any claims or losses if we do so.







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